CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Statement of Additional Information, which is incorporated by reference into the Registration Statement on Form N-1A of Catalyst/Welton Advantage Multi-Strategy Fund of our reports dated March 15, 2024, relating to the financial statements of Welton ESG Advantage Fund LLC and Welton ESG Advantage Master Fund Ltd., for the year ended December 31, 2023, which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte Ltd.

Hamilton, Bermuda

June 25, 2024

The following is an excerpt from SEC 325: Consents and Awareness Letters. Example A1 was use for the consent letter.

38.	EXAMPLE A-1 – AUDITOR’S REPORT INCLUDED IN REGISTRATION STATEMENT CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement [No. 333-XXXXXX] on Form S-[ ] of our report[s] dated [date], relating to the financial statements of [Blank Company] and the effectiveness of [Blank Company]'s internal control over financial reporting. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

[Signature]

[City and State, or City and Country in the case of non-U.S. auditors] [Date]

39.	The following modifications to Example A-1 may be necessary:
•	Initial filing of registration statement — The registration statement number will not be known, so reference to it is not applicable.
•	Amendment to initial filing of registration statement — The registration statement number will be known and would be included, however, reference to the amendment (or amendment number) is not required.
•	Nonintegrated PCAOB audit — Reference to our auditor’s report on the effectiveness of internal control over financial reporting would be removed.
•	Integrated PCAOB audit but the auditor’s report on internal control over financial reporting is not included in the registration statement — Reference to our auditor’s report on the effectiveness of internal control over financial reporting would be removed.
•	Stand-alone auditor’s report issued with respect to financial statement schedules — Reference to our auditor’s report on schedules would be added. For example: “. . . our reports dated [date] relating to the financial statements and financial statement schedules of ”
•	U.S. GAAS (non-PCAOB) audit — Change the title of the consent to: CONSENT OF INDEPENDENT AUDITORS.
•	Dual-standard (U.S. GAAS and PCAOB) audit — No change to the standard example.
•	Registration statement being filed by a company different than the one on which we reported — This may occur when we audit a significant acquired entity or equity method investment. No change to the standard example.

•	Dual-dated auditor’s report — Complete dual date would be included. For example: “. . . our report dated March 15, 20x6, (June 15, 20x6, as to the subsequent events described in Note X) relating to the financial statements of ” Note that if our financial statement opinion is dual dated and our opinion on internal control over financial reporting is not dual dated, each report and the respective dates would be listed separately. For example, “. our report dated February

15, 20x6, (June 15, 20x6, as to the subsequent events described in Note X) relating to the financial statements of [Blank Company] and our report dated February 15, 20x6, on the effectiveness of [Blank Company]'s internal control over financial reporting ”

Note: Confidential submission of a registration statement does not require a consent. See paragraph 5.